Exhibit 99.1

NEWS RELEASE Contact: Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES

2016 FIRST QUARTER EARNINGS

•	Earnings per share of $0.78 for 2016 first quarter, up from $0.69 per share in the first quarter of 2015
•	Net income of $7.1 million for 2016 first quarter compared to $6.6 million in the first quarter of 2015
•	Net interest margin of 3.80% for the 2016 first quarter, compared to 3.88% in the first quarter of 2015
•	Loan growth $22.8 million during the 2016 first quarter
•	Deposit growth $35.0 million during the 2016 first quarter
•	Non-performing assets down 25% from 2015 first quarter

DEFIANCE, OHIO (April 18, 2016) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that earnings for the first quarter of 2016 were $7.1 million, or $0.78 per diluted common share compared to $6.6 million, or $0.69 per diluted common share for the first quarter of 2015.

“Our first quarter financial performance results are very solid,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “Earnings are strong, and we are especially pleased that the very positive momentum in our loan and deposit growth has carried forward from 2015. Attracting new customers and expanding relationships are key drivers of our revenue growth and profitability.”

Net interest income up compared to first quarter 2015

Net interest income of $19.2 million in the first quarter of 2016 was up from $18.2 million in the first quarter of 2015. Net interest income grew $1.0 million over the prior year’s first quarter despite interest recoveries of $264,000 in the first quarter last year that were mainly due to loan payoffs versus none in the first quarter this year. Net interest margin was 3.80% for the first quarter of 2016, up from 3.77% in the fourth quarter of 2015, but down from 3.88% in the first quarter of 2015. Yield on interest earning assets decreased by 2 basis points to 4.18% in the first quarter of 2016 from 4.20% in the first quarter of 2015. The cost of interest-bearing liabilities increased by 7 basis points in the first quarter of 2016 to 0.49% from 0.42% in the first quarter of 2015.

“Our first quarter net interest margin improved over the fourth quarter and continues to benefit from a profitable earning asset mix and balanced risk position,” said Hileman. “These strengths combined with our overall balance sheet growth generated a net interest income increase of 5.5% over the first quarter last year.”

1

Non-interest income up from first quarter 2015

First Defiance’s non-interest income for the first quarter of 2016 was $8.6 million compared with $8.3 million in the first quarter of 2015. The first quarter 2016 included net securities gains of $131,000 and net gains on the sale of OREO of $317,000 while the first quarter 2015 included no gain or loss on the sale of securities and $67,000 of net gains on the sale of other real estate owned (“OREO”).

Mortgage banking income decreased to $1.5 million in the first quarter of 2016, down from $1.8 million in the first quarter of 2015, mostly due to lower mortgage volumes this year compared to a year ago. Gains from the sale of mortgage loans decreased in the first quarter of 2016 to $1.0 million from $1.3 million in the first quarter of 2015. Mortgage loan servicing revenue was $877,000 in the first quarter of 2016, basically even with $875,000 in the first quarter of 2015. First Defiance had a negative change in the valuation adjustment in mortgage servicing assets of $21,000 in the first quarter of 2016 compared with a positive adjustment of $26,000 in the first quarter of 2015.

For the first quarter 2016, service fees and other charges were $2.6 million, up slightly from $2.5 million in the first quarter of 2015; and commissions from the sale of insurance products were $3.1 million, level with the first quarter of 2015. The first quarter typically includes contingent revenues, bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In the first quarter of 2016, First Defiance’s insurance subsidiary, First Insurance Group, earned $799,000 of contingent income, compared to $967,000 during the first quarter of 2015. Trust income was $427,000 in the first quarter of 2016, up from $357,000 in the first quarter of 2015.

“First quarter total non-interest income was up 4.3% versus a year ago,” said Hileman. “The increase included growth in service fees and trust income, in addition to gains on securities and OREO sales. While mortgage banking revenues were down from last year, our mortgage business is expected to make important contributions to our profitability over the rest of the year.”

Non-interest expenses up from first quarter 2015

Total non-interest expense was $17.3 million in the first quarter of 2016, up from $16.9 million in the first quarter of 2015. Compensation and benefits increased to $10.2 million in the first quarter of 2016 compared to $8.9 million in the first quarter of 2015. The increase in compensation and benefits from a year ago is mainly due to higher health benefit costs, merit increases and staff additions for growth. Occupancy expense was $1.8 million in the first quarter 2016, up only $21,000 from the first quarter 2015. Data processing cost was $1.5 million in the first quarter of 2016, down $63,000 from the first quarter of 2015. Other non-interest expense of $2.9 million in the first quarter of 2016, decreased from $3.6 million in the first quarter of 2015 primarily due to OREO write-downs of $522,000 in the first quarter 2015 versus only $53,000 in the first quarter 2016.

2

Credit quality

Non-performing loans totaled $17.7 million at March 31, 2016, a decrease from $18.7 million at March 31, 2015. In addition, First Defiance had $1.1 million of OREO at March 31, 2016 compared to $6.4 million at March 31, 2015. Accruing troubled debt restructured loans were $11.3 million at March 31, 2016 compared with $19.6 million at March 31, 2015. For the first quarter of 2016, First Defiance recorded net charge-offs of $78,000, compared to net recoveries of $416,000 in the first quarter of 2015. The allowance for loan loss as a percentage of total loans was 1.41% at March 31, 2016 compared with 1.50% at March 31, 2015.

The first quarter of 2016 results include a provision for loan losses of $364,000 compared with $120,000 for the same period in 2015.

“For the first quarter, asset quality continues to reflect significant improvement from a year ago,” said Hileman. “Total non-performing assets, including troubled debt restructurings, were down $14.6 million, or 33%, from the prior year; and we remain focused on additional reductions going forward.”

Total assets at $2.4 billion

Total assets at March 31, 2016 were $2.36 billion compared to $2.30 billion at December 31, 2015 and $2.20 billion at March 31, 2015. Net loans receivable (excluding loans held for sale) were $1.80 billion at March 31, 2016 compared to $1.78 billion at December 31, 2015 and $1.66 billion at March 31, 2015. Total cash and cash equivalents were $123.8 million at March 31, 2016 compared with $79.8 at December 31, 2015 and $81.5 million at March 31, 2015. Also, at March 31, 2016, goodwill and other intangible assets totaled $63.5 million compared to $63.7 million at December 31, 2015 and March 31, 2015.

Total deposits at March 31, 2016 were $1.87 billion compared with $1.84 billion at December 31, 2015 and $1.77 billion at March 31, 2015. Non-interest bearing deposits at March 31, 2016 were $426.1 million compared to $420.7 million at December 31, 2015 and $371.0 million at March 31, 2015. Total stockholders’ equity was $280.4 million at March 31, 2016 compared to $280.2 million at December 31, 2015 and $273.1 million at March 31, 2015.

Dividend to be paid May 27

The Board of Directors declared a quarterly cash dividend of $0.22 per common share payable May 27, 2016 to shareholders of record at the close of business on May 20, 2016. The dividend represents an annual dividend of 2.28 percent based on the First Defiance common stock closing price on April 15, 2016. First Defiance has approximately 8,961,358 common shares outstanding.

Conference call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, April 19, 2016 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef160419.

Audio replay of the Internet Webcast will be available at www.fdef.com until April 19, 2017 at 9:00 a.m. ET.

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First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 34 full-service branches and 41 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2015. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its March 31, 2016 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	March 31,	December 31,
(in thousands)	2016	2015

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$40,785	$38,769
Interest-bearing deposits	83,000	41,000
	123,785	79,769
Securities
Available-for sale, carried at fair value	227,833	236,435
Held-to-maturity, carried at amortized cost	235	243
	228,068	236,678

Loans	1,824,986	1,802,217
Allowance for loan losses	(25,668)	(25,382)
Loans, net	1,799,318	1,776,835
Loans held for sale	8,323	5,523
Mortgage servicing rights	9,213	9,248
Accrued interest receivable	6,901	6,171
Federal Home Loan Bank stock	13,800	13,801
Bank Owned Life Insurance	52,139	51,908
Office properties and equipment	37,909	38,165
Real estate and other assets held for sale	1,111	1,321
Goodwill	61,798	61,798
Core deposit and other intangibles	1,714	1,871
Other assets	14,852	14,588
Total Assets	$2,358,931	$2,297,676

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$426,053	$420,691
Interest-bearing deposits	1,445,104	1,415,446
Total deposits	1,871,157	1,836,137
Advances from Federal Home Loan Bank	84,664	59,902
Notes payable and other interest-bearing liabilities	57,985	57,188
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	1,778	2,674
Deferred Taxes	1,603	877
Other liabilities	25,290	24,618
Total Liabilities	2,078,560	2,017,479
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Common stock warrant	-	-
Additional paid-in-capital	125,694	125,734
Accumulated other comprehensive income	4,479	3,622
Retained earnings	224,841	219,737
Treasury stock, at cost	(74,770)	(69,023)
Total stockholders’ equity	280,371	280,197
Total Liabilities and Stockholders’ Equity	$2,358,931	$2,297,676

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2016	2015
Interest Income:
Loans	$19,312	$17,887
Investment securities	1,630	1,692
Interest-bearing deposits	49	39
FHLB stock dividends	139	139
Total interest income	21,130	19,757
Interest Expense:
Deposits	1,433	1,272
FHLB advances and other	297	110
Subordinated debentures	175	147
Notes Payable	37	38
Total interest expense	1,942	1,567
Net interest income	19,188	18,190
Provision for loan losses	364	120
Net interest income after provision for loan losses	18,824	18,070
Non-interest Income:
Service fees and other charges	2,644	2,529
Mortgage banking income	1,539	1,775
Gain on sale of non-mortgage loans	45	36
Gain on sale of securities	131	-
Insurance commissions	3,136	3,139
Trust income	427	357
Income from Bank Owned Life Insurance	231	208
Other non-interest income	483	237
Total Non-interest Income	8,636	8,281
Non-interest Expense:
Compensation and benefits	10,185	8,922
Occupancy	1,785	1,764
FDIC insurance premium	327	351
Financial institutions tax	446	481
Data processing	1,460	1,523
Amortization of intangibles	157	217
Other non-interest expense	2,914	3,639
Total Non-interest Expense	17,274	16,897
Income before income taxes	10,186	9,454
Income taxes	3,116	2,853
Net Income	$7,070	$6,601

Earnings per common share:
Basic	$0.79	$0.71
Diluted	$0.78	$0.69

Average Shares Outstanding:
Basic	8,994	9,234
Diluted	9,064	9,611

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Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2016	2015	% change
Summary of Operations

Tax-equivalent interest income (1)	$21,605	$20,221	6.8%
Interest expense	1,942	1,567	23.9
Tax-equivalent net interest income (1)	19,663	18,654	5.4
Provision for loan losses	364	120	203.3
Tax-equivalent NII after provision for loan loss (1)	19,299	18,534	4.1
Investment Securities gains	131	-	NM
Non-interest income (excluding securities gains/losses)	8,505	8,281	2.7
Non-interest expense	17,274	16,897	2.2
Income taxes	3,116	2,853	9.2
Net Income	7,070	6,601	7.1
Tax equivalent adjustment (1)	475	464	2.4
At Period End
Assets	2,358,931	2,201,321	7.2
Earning assets	2,158,177	1,999,601	7.9
Loans	1,824,986	1,684,518	8.3
Allowance for loan losses	25,668	25,302	1.4
Deposits	1,871,157	1,772,693	5.6
Stockholders’ equity	280,371	273,117	2.7
Average Balances
Assets	2,314,203	2,179,576	6.2
Earning assets	2,088,582	1,958,463	6.6
Loans	1,796,200	1,647,059	9.1
Deposits and interest-bearing liabilities	2,005,395	1,871,871	7.1
Deposits	1,835,345	1,760,383	4.3
Stockholders’ equity	279,051	279,917	(0.3)
Stockholders’ equity / assets	12.06%	12.84%	(6.1)
Per Common Share Data
Net Income
Basic	$0.79	$0.71	11.3
Diluted	0.78	0.69	13.0
Dividends	0.22	0.175	25.7
Market Value:
High	$40.98	$34.64	18.3
Low	34.80	29.05	19.8
Close	38.41	32.82	17.0
Common Book Value	31.29	29.53	5.9
Tangible Common Book Value	24.20	22.64	6.9
Shares outstanding, end of period (000)	8,961	9,248	(3.1)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.80%	3.88%	(2.0)
Return on average assets	1.23%	1.23%	0.0
Return on average equity	10.19%	9.56%	6.5
Efficiency ratio (2)	61.32%	62.73%	(2.2)
Effective tax rate	30.59%	30.18%	1.4
Dividend payout ratio (basic)	27.85%	24.65%	13.0

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended
	March 31,
(dollars in thousands)	2016	2015

Gain from sale of mortgage loans	$994	$1,285
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	877	875
Amortization of mortgage servicing rights	(311)	(411)
Mortgage servicing rights valuation adjustments	(21)	26
	545	490
Total revenue from sale and servicing of mortgage loans	$1,539	$1,775

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2016			2015
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,796,200	$19,363	4.34%	$1,647,059	$17,932	4.42%
Securities	233,815	2,054	3.65%	241,023	2,111	3.67%
Interest Bearing Deposits	44,766	49	0.44%	56,579	39	0.28%
FHLB stock	13,801	139	4.05%	13,802	139	4.08%
Total interest-earning assets	2,088,582	21,605	4.18%	1,958,463	20,221	4.20%
Non-interest-earning assets	225,621			221,113
Total assets	$2,314,203			$2,179,576
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,420,479	$1,433	0.41%	$1,394,262	$1,272	0.37%
FHLB advances and other	78,670	297	1.52%	21,490	110	2.08%
Subordinated debentures	36,137	175	1.95%	36,129	147	1.65%
Notes payable	55,243	37	0.27%	53,869	38	0.29%
Total interest-bearing liabilities	1,590,529	1,942	0.49%	1,505,750	1,567	0.42%
Non-interest bearing deposits	414,866	-	-	366,121	-	-
Total including non-interest-bearing demand deposits	2,005,395	1,942	0.39%	1,871,871	1,567	0.34%
Other non-interest-bearing liabilities	29,757			27,788
Total liabilities	2,035,152			1,899,659
Stockholders' equity	279,051			279,917
Total liabilities and stockholders' equity	$2,314,203			$2,179,576
Net interest income; interest rate spread		$19,663	3.69%		$18,654	3.78%
Net interest margin (3)			3.80%			3.88%
Average interest-earning assets to average interest bearing liabilities			131%			130%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2016	4th Qtr 2015	3rd Qtr 2015	2nd Qtr 2015	1st Qtr 2015
Summary of Operations
Tax-equivalent interest income (1)	$21,605	$21,256	$20,748	$20,516	$20,221
Interest expense	1,942	1,809	1,733	1,672	1,567
Tax-equivalent net interest income (1)	19,663	19,447	19,015	18,844	18,654
Provision for loan losses	364	43	(27)	-	120
Tax-equivalent NII after provision for loan losses (1)	19,299	19,404	19,042	18,844	18,534
Investment securities gains, net of impairment	131	22	-	-	-
Non-interest income (excluding securities gains/losses)	8,505	7,708	7,982	7,809	8,281
Non-interest expense	17,274	17,347	16,848	16,796	16,897
Income taxes	3,116	2,744	2,998	2,815	2,853
Net income	7,070	6,563	6,696	6,563	6,601
Tax equivalent adjustment (1)	475	480	482	479	464
At Period End
Total assets	$2,358,931	$2,297,676	$2,228,281	$2,196,510	$2,201,321
Earning assets	2,158,177	2,099,219	2,030,218	1,998,580	1,999,601
Loans	1,824,986	1,802,217	1,733,538	1,705,716	1,684,518
Allowance for loan losses	25,668	25,382	25,209	25,384	25,302
Deposits	1,871,157	1,836,137	1,793,053	1,763,390	1,772,693
Stockholders’ equity	280,371	280,197	278,556	276,028	273,117
Stockholders’ equity / assets	11.89%	12.19%	12.50%	12.57%	12.41%
Goodwill	61,798	61,798	61,798	61,525	61,525
Average Balances
Total assets	$2,314,203	$2,276,060	$2,222,843	$2,212,603	$2,179,576
Earning assets	2,088,582	2,051,331	2,000,284	1,991,830	1,958,463
Loans	1,796,200	1,732,472	1,696,370	1,673,750	1,647,059
Deposits and interest-bearing liabilities	2,005,395	1,967,199	1,918,587	1,909,372	1,871,871
Deposits	1,835,345	1,823,396	1,786,814	1,780,912	1,760,383
Stockholders’ equity	279,051	279,192	277,235	274,239	279,917
Stockholders’ equity / assets	12.06%	12.27%	12.47%	12.39%	12.84%
Per Common Share Data
Net Income:
Basic	$0.79	$0.72	$0.72	$0.71	$0.71
Diluted	0.78	0.71	0.72	0.70	0.69
Dividends	0.22	0.20	0.200	0.200	0.175
Market Value:
High	$40.98	$42.46	$39.95	$38.21	$34.64
Low	34.80	35.01	35.03	32.42	29.05
Close	38.41	37.78	36.56	37.53	32.82
Common Book Value	31.29	30.78	30.37	29.76	29.53
Shares outstanding, end of period (in thousands)	8,961	9,102	9,172	9,275	9,248
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.80%	3.77%	3.78%	3.81%	3.88%
Return on average assets	1.23%	1.14%	1.20%	1.19%	1.23%
Return on average equity	10.19%	9.33%	9.58%	9.60%	9.56%
Efficiency ratio (2)	61.32%	63.88%	62.41%	63.02%	62.73%
Effective tax rate	30.59%	29.48%	30.93%	30.02%	30.18%
Common dividend payout ratio (basic)	27.85%	27.78%	27.78%	28.17%	24.65%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2016	4th Qtr 2015	3rd Qtr 2015	2nd Qtr 2015	1st Qtr 2015
Loan Portfolio Composition
One to four family residential real estate	$207,767	$205,330	$205,370	$205,044	$203,558
Construction	145,585	163,877	129,230	140,114	125,144
Commercial real estate	991,890	948,428	922,207	885,125	876,476
Commercial	412,797	419,349	402,681	401,247	395,378
Consumer finance	14,669	16,281	15,774	14,911	14,967
Home equity and improvement	116,659	116,962	113,781	109,694	110,755
Total loans	1,889,367	1,870,227	1,789,043	1,756,135	1,726,278
Less:
Undisbursed loan funds	63,267	66,902	54,484	49,477	40,833
Deferred loan origination fees	1,114	1,108	1,021	942	927
Allowance for loan loss	25,668	25,382	25,209	25,384	25,302
Net Loans	$1,799,318	$1,776,835	$1,708,329	$1,680,332	$1,659,216

Allowance for loan loss activity
Beginning allowance	$25,382	$25,209	$25,384	$25,302	$24,766
Provision for loan losses	364	43	(27)	-	120
Credit loss charge-offs:
One to four family residential real estate	55	8	185	11	78
Commercial real estate	13	103	64	146	155
Commercial	336	-	43	23	2
Consumer finance	-	32	5	13	3
Home equity and improvement	30	10	110	187	43
Total charge-offs	434	153	407	380	281
Total recoveries	356	282	259	462	697
Net charge-offs (recoveries)	78	(129)	148	(82)	(416)
Ending allowance	$25,668	$25,382	$25,209	$25,384	$25,302

Credit Quality
Total non-performing loans (1)	$17,707	$16,261	$16,612	$16,737	$18,703
Real estate owned (REO)	1,111	1,321	4,936	5,371	6,392
Total non-performing assets (2)	$18,818	$17,582	$21,548	$22,108	$25,095
Net charge-offs (recoveries)	78	(129)	148	(82)	(416)

Restructured loans, accruing (3)	11,284	11,178	13,786	22,234	19,616

Allowance for loan losses / loans	1.41%	1.41%	1.45%	1.49%	1.50%
Allowance for loan losses / non-performing assets	136.40%	144.36%	116.99%	114.82%	100.82%
Allowance for loan losses / non-performing loans	144.96%	156.09%	151.75%	151.66%	135.28%
Non-performing assets / loans plus REO	1.03%	0.97%	1.24%	1.29%	1.48%
Non-performing assets / total assets	0.80%	0.77%	0.97%	1.01%	1.14%
Net charge-offs / average loans (annualized)	0.02%	-0.03%	0.03%	-0.02%	-0.10%

Deposit Balances
Non-interest-bearing demand deposits	$426,053	$420,691	$392,103	$378,970	$370,997
Interest-bearing demand deposits and money market	783,016	767,201	745,233	722,813	737,533
Savings deposits	233,546	219,655	216,613	218,055	215,590
Retail time deposits less than $100,000	279,376	278,707	282,331	284,471	286,890
Retail time deposits greater than $100,000	149,166	149,883	156,773	159,081	161,683
Total deposits	$1,871,157	$1,836,137	$1,793,053	$1,763,390	$1,772,693

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

March 31, 2016
One to four family residential real estate	$207,767	$204,283	$354	$3,130
Construction	145,585	145,585	-	-
Commercial real estate	991,890	980,317	1,229	10,344
Commercial	412,797	409,118	128	3,551
Consumer finance	14,669	14,613	47	9
Home equity and improvement	116,659	115,127	859	673
Total loans	$1,889,367	$1,869,043	$2,617	$17,707

December 31, 2015
One to four family residential real estate	$205,330	$201,806	$914	$2,610
Construction	163,877	163,877	-	-
Commercial real estate	948,428	937,844	736	9,848
Commercial	419,349	416,114	157	3,078
Consumer finance	16,281	16,215	30	36
Home equity and improvement	116,962	115,465	808	689
Total loans	$1,870,227	$1,851,321	$2,645	$16,261

March 31, 2015
One to four family residential real estate	$203,558	$199,758	$559	$3,241
Construction	125,144	125,144	-	-
Commercial real estate	876,476	863,611	1,466	11,399
Commercial	395,378	391,631	234	3,513
Consumer finance	14,967	14,934	17	16
Home equity and improvement	110,755	110,092	129	534
Total loans	$1,726,278	$1,705,170	$2,405	$18,703

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